Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Stratum Holdings, Inc. (the “small business issuer”) on Form 10-KSB for the year ended December 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, D. Hughes Watler, Jr., Chief Financial Officer of the small business issuer, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of this Sarbanes Oxley Act of 2002, that, to my knowledge:

(3) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

(4) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the small business issuer.

/s/D. Hughes Watler, Jr.
D. Hughes Watler, Jr.
Chief Financial Officer
March 28, 2007